EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 2/8/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.62%	1.39%	3.87%
Class B Units	1.61%	1.37%	3.78%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED FEBRUARY 8, 2008

Grant Park posted trading gains during the past week.  Positions in the soft/agricultural commodities, metals, stock indices and energies accounted for the bulk of profits; losses came primarily from the currency sector.

Wheat prices rallied more than 15%, closing the week $1.50 higher at $10.93 per bushel on supply concerns after the US Department of Agriculture reduced its forecasts for 2008 ending wheat stocks by 20 million bushels.  A downward revision in soybean stock estimates benefited long positions after the March contract settled more than 51 cents higher at $13.39 per bushel.  Long positions in the coffee market posted gains after prices rose more than 8 cents, settling at $1.4720 per pound.

Long positions in the copper market were profitable as red metal prices were 6.8% higher by week’s end on reports that London Metals Exchange inventories were at their lowest levels since last November.  Platinum, silver and gold prices also advanced, adding to gains.

Energy prices were higher by Friday’s close, resulting in gains for Grant Park.  Although prices were down early in the week on concerns over a possible economic downturn in the US, crude oil rallied late in the session on production problems in Nigeria and forecasts calling for bitterly cold temperatures in the US.  March crude settled $2.81 higher at $91.77 per barrel.

Positions in the stock indices were profitable as global share markets traded lower on renewed concerns over a recession in the US.  Tepid service sector data combined with disappointing earnings reports in Europe and the US pushed equities markets lower despite a 25 basis point rate cut by the Bank of England and indications from the European Central Bank that it could cut its growth forecasts for 2008.  Short positions in the Spanish IBEX, Tokyo Nikkei and Nasdaq-100 index gained the most ground.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, positions in the currency sector sustained losses after the euro experienced its worst week against the US dollar in 18 months.  The common currency depreciated by almost 3 cents against the greenback on speculation that the ECB could be forced to ease monetary policy in the coming months if the effects of a slowdown in the US translate into a sluggish European economy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com